Exhibit 10.8
Execution Version

FOURTH SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE, dated as of April 23, 2020, is by and among SunOpta Foods Inc., a Delaware corporation (the "Issuer"), SunOpta Inc., a Canadian corporation and the direct parent company of the Issuer (the "Company"), the other guarantors party hereto (together with the Company, the "Guarantors") and U.S. Bank National Association, as Trustee (in such capacity, the "Trustee") and as Notes Collateral Agent (in such capacity, the "Notes Collateral Agent").

RECITALS

WHEREAS, the Issuer, the Company and the other guarantors party thereto have heretofore executed and delivered to the Trustee and the Notes Collateral Agent the Indenture, dated as of October 20, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), providing for the issuance of an unlimited aggregate principal amount of 9.5% Senior Secured Second Lien Notes due 2022 (the "Notes");

WHEREAS, there is currently outstanding under the Indenture $223,500,000 aggregate principal amount of the Notes;

WHEREAS, Section 9.02 of the Indenture provides that the Trustee and the Notes Collateral Agent may amend or supplement the Indenture with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding;

WHEREAS, Holders of $184,576,000 aggregate principal amount of the Notes have consented to the entry into this Supplemental Indenture pursuant to, and as evidenced by, Consents of Holders to Action dated March 24, 2020, March 25, 2020, March 26, 2020, March 31, 2020 and April 1, 2020, copies of which are attached to the Officer's Certificate, dated as of the date hereof and delivered to the Trustee and the Notes Collateral Agent;

WHEREAS, the Issuer has provided to the Trustee and the Notes Collateral Agent the Officer's Certificate and Opinion of Counsel required by Section 9.06 of the Indenture with respect to the execution of this Supplemental Indenture;

WHEREAS, the Issuer and the Guarantors desire to execute this Supplemental Indenture embodying the modifications of the Indenture approved as aforesaid and has requested that the Trustee and the Notes Collateral Agent execute this Supplemental Indenture pursuant to Sections 9.02 and 9.06 of the Indenture; and

NOW, THEREFORE, in compliance with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

(1) Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Amendments.  The definition of "PIPE Securities" in Section 1.01 of the Indenture is hereby amended and restated as follows:

"PIPE Securities" shall mean (i) up to US$85.0 million of Series A exchangeable preferred shares or other Preferred Stock issued or to be issued by the Issuer and exchangeable for Capital Stock, the net proceeds of which PIPE Securities are applied to repay or prepay Senior Interim Loans, Senior Term Loans, Senior Notes or Senior Take-out Notes and (ii) up to US$60.0 million of Series B exchangeable preferred shares or other Preferred Stock issued or to be issued by the Issuer and exchangeable for Capital Stock.

(3) Effectiveness.  This Supplemental Indenture shall be effective and operative as of the date first set forth above.

(4) Supplemental Indenture Part of Indenture.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(5) Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(6) Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement. The words "execution," "signed," "signature," "delivery," and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

(7) Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(8) The Trustee and the Notes Collateral Agent.  Each of the Trustee and the Notes Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

(9) Successors.  All agreements of the parties in this Supplemental Indenture shall bind their respective successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

SUNOPTA FOODS INC.

By:      /s/ Scott Huckins
Name:  Scott Huckins
Title:    Vice President

SUNOPTA INC.

By:      /s/ Scott Huckins
Name:  Scott Huckins
Title:    Chief Financial Officer

SUNOPTA GRAINS AND FOODS INC.

CITRUSOURCE LLC

SUNOPTA COMPANIES INC.

SUNOPTA GLOBAL INGREDIENTS, INC.

SUNOPTA INVESTMENTS LTD.
SUNRISE HOLDINGS (DELAWARE), INC.

SUNRISE GROWERS, INC.

FARM CAPITAL INCORPORATED

PACIFIC RIDGE FARMS, LLC

TRADIN ORGANICS USA LLC

By:      /s/ Scott Huckins
Name:  Scott Huckins
Title:    Vice President

SUNOPTA FINANCING CANADA ULC

SUNOPTA FINANCING 2017 LLC

SUNOPTA HOLDINGS LLC

By:      /s/ Scott Huckins
Name:  Scott Huckins
Title:    Authorized Signatory

COÖPERATIE SUNOPTA U.A.

THE ORGANIC CORPORATION B.V.

CROWN OF HOLLAND B.V.

TRADIN ORGANIC AGRICULTURE B.V.
TRABOCCA B.V.
TRADIN ORGANIC COCOA B.V.

By:      /s/ Gerard Versteegh
Name:  Gerard Versteegh
Title:    Authorized Signatory

By:      /s/ Bob Kouw
Name:  Bob Kouw
Title:    Authorized Signatory

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:      /s/ Kathy L. Mitchell
Name:  Kathy L. Mitchell
Title:    Vice President

U.S. BANK NATIONAL ASSOCIATION, as Notes Collateral Agent

By:      /s/ Kathy L. Mitchell
Name:  Kathy L. Mitchell
Title:    Vice President

[Signature Page to Supplemental Indenture]